Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 10 Registration Statement of our report dated July 6, 2010,  relating to the consolidated financial statements of Sanomedics International Holdings, Inc. as of, and for the 12 months ended, December 31, 2009.

/s/ Gruber & Company, LLC
Gruber & Company, LLC
Lake St. Louis Missouri
October 25, 2010